Exhibit 3.4

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TALAWAR TX INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF OCTOBER,

A.D. 2026, AT 5:06 O`CLOCK P.M.

10569654 8100
SR# 20264700076	Authentication: 205437585
You may verify this certificate online at corp.delaware.gov/authver.shtml	Date: 10-15-26

Exhibit 3.4

CERTIFICATE OF AMENDMENT TOTHE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

TALAWAR TX INC.

Talawar Tx Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:

l. The name of the Corporation is Talawar Tx Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April l, 2026.

2. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3. The second and third sentences of Article Fourth, Part A of the Amended and Restated Certificate oflncorporation of the Corporation are hereby amended in their entirety as follows:

"The total number of shares which the corporation is authorized to issue is 21,350,000. 12,350,000 will be Common Stock, with a par value of $0.00001, and 9,000,000 shares will be Series L Preferred Stock, with a par value of $0.00001."

4. All other provisions of the Certificate oflncorporation of the Corporation shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

State of Delaware Secretary of State Division of Corporations

Delivered 05:06 PM10/1412026

FILED 05:06 PM1011412026

Exhibit 3.4

SR 20264700076 - File Number 10569654

Exhibit 3.4

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation as of October 14, 2026.

By:
Marc Schegerin, Chief Executive Officer